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                                                                Exhibit (10)(kk)
                   MODIFICATION TO ASSET MANAGEMENT AGREEMENT


THIS MODIFICATION TO ASSET MANAGEMENT AGREEMENT (the "Modification") is entered into as of the 7th day of March, 2001 by and between RADIANT PARTNERS, LLC, a New York limited liability company (the "Manager") and FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust (the "Trust").



                              W I T N E S S E T H :

         WHEREAS, Manager and the Trust entered into that certain Asset Management Agreement dated March 27, 2000, that certain Amendment to Asset Management Agreement dated May 31, 2000, that certain Letter Agreement dated May 31, 2000 and that certain Second Amendment to Asset Management Agreement dated June 16, 2000 (collectively, the "Agreement") wherein the Trust retained the services of Manager to operate and administer the assets of the Trust and its affiliates; and

         WHEREAS, the Agreement is still in full force and effect; and

         WHEREAS, the Trust and Manager wish to modify the terms of the Agreement as more fully set forth herein.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



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1.   The definition of Properties in the Agreement is hereby revised to reflect only those assets listed on Schedule A attached hereto and made a part hereof.

2. Article I, Section 1.1 of the Agreement is hereby revised to reflect that Manager shall provide asset management services of the Properties listed in Schedule A hereto and shall not provide any management services with respect to the Trust and its affiliates other than for the Properties.

3. Article I, Section 1.2(a)(v), (vi), (viii) and (x) of the Agreement are hereby deleted in their entirety.

4. Article I, Section 1.2(a)(vii) of the Agreement is hereby modified to add the phrase "at the Trust's direction" to the end of this section.

5. Article I, Section 1.2(a)(ix) of the Agreement is hereby modified to add the phrase "At the Trust's request" to the beginning of the section.

6. Article I, Section 1.2(xi) of the Agreement is hereby modified to apply only to the Properties listed on Schedule A attached hereto and made a part hereof.

7. Article 1, Section 1.3(a) of the Agreement is hereby modified to apply only to the Properties listed on Schedule A attached hereto and made a part hereof.

8. Article II, Section 2.1 is hereby modified to reflect that the Annual Fee from the Modification Effective Date (as hereinafter defined) shall be $250,000.00, payable monthly in advance, in installments of Twenty Thousand Eight Hundred Thirty Three Dollars and 33/100s ($20,833.33).

9. Article II, Section 2.2 of the Agreement is hereby deleted in its entirety from the Agreement.

10. Article II, Section 2.3(a)(iii) of the Agreement is hereby deleted in its entirety.

11. Article II, Section 2.3(c) of the Agreement is hereby deleted in its entirety.

12. Article III, Section (a)(iii), (a)(iv) and (a)(v) of the Agreement are hereby deleted in their entirety.

13. Article III, Section (a) of the Agreement is also modified to include the following:

         The term of the Agreement from the Modification Effective Date (as hereinafter defined) shall terminate on the earlier of:

         (i) the second anniversary of the Modification Effective Date (the "Initial Term"); or

         (ii) at the election of the Trust, a termination effected in accordance with Article VIII hereof.

14.  Article III, Section (b) is hereby revised to add the following:

         "From and after the Modification Effective Date, if the Trust terminates the Agreement after such Modification Effective Date and prior to the end of the Initial Term, the Trust shall be required to pay to Manager 100% of the entire amount of unpaid Annual Fees which would have been paid to Manager through the balance of the Initial Term.
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15.  Article III, is hereby modified to add a new Section (d) as follows:

         (d) Modification Effective Date The Effective Date of this Modification is the date on which the Manager closes on the purchase of certain assets from the Trust pursuant to a Contract of Sale dated September 15, 2000.

16. Article IV, Section 4.1(a) of the Agreement is hereby revised to provide that Manager shall only retain such third party consultants and professional advisors, as the Manager shall reasonably deem necessary for the operation and management of the Properties set forth in Schedule A attached hereto and made a part hereof, and for no other purpose.

17. Article IV, Section 4.1(b) of the Agreement is hereby deleted in its entirety.

18. Article IV, Section 4.1(c) of the Agreement is hereby deleted and replaced with the following:

         (c) The retention of general real estate consultants (e.g. appraisers, environmental engineers, asbestos abatement advisers, brokers, property managers, insurance agents, etc.) shall require the approval of the Trust.

19. Article IV, Section 4.1(d) of the Agreement is hereby deleted in its entirety.

20.  Article V of the Agreement is hereby deleted in its entirety.

21. The Trust hereby conveys to the Manager all of the Trust's right, title and interest in and to the furniture, fixtures and computer and office equipment in the offices located at 551 Fifth Avenue, Suite 1416 free and clear of any and all liens whatsoever. The Trust hereby agrees to execute any documents necessary to memorialize said conveyance, upon request from Manager.

22. The obligation of the Trust to enter into this Modification is contingent upon the Trust, at its sole cost and expense, obtaining the approval for this Modification from shareholders of the Trust holding the requisite number of shares in accordance with the organizational and governing documents of the Trust. The Trust hereby acknowledges that the Board of the Trust will recommend approval of the Modification to the shareholders and will use its best efforts to obtain such approval.

23. Except as set forth hereinabove modified, all of the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and in full force and effect and shall inure to the benefit of the parties hereto, their respective legal representative, successors and assigns.
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         IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date first written above.

                                     RADIANT PARTNERS, LLC


     By://s/ Daniel P. Friedman
        -----------------------
                                     Name: Daniel P. Friedman
                                     Title: Managing Member

                                     FIRST UNION REAL ESTATE EQUITY
                                     AND MORTGAGE INVESTMENTS

    By:/s/ William A. Scully
       ---------------------
                                     Name: William A. Scully
                                     Title: Vice Chairman



























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SCHEDULE A
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ASSETS OF FIRST UNION TO BE MANAGED BY RADIANT PARTNERS, LLC:

1.   Park Plaza Mall
2.   Circle Tower
3.   Property Accounts Receivables and Rent Settlements